As filed with the Securities and Exchange Commission on December 12, 2022    Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________
IMMUNITYBIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1979754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3530 John Hopkins Court San Diego, California 92121 (858) 633-0300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________________________
Richard Adcock
President and Chief Executive Officer
ImmunityBio, Inc.
3530 John Hopkins Court
San Diego, California 92121
(858) 633-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________
Copies to:

Jason Liljestrom	Martin J. Waters
General Counsel	Wilson Sonsini Goodrich & Rosati
ImmunityBio, Inc.	Professional Corporation
3530 John Hopkins Court	12235 El Camino Real
San Diego, California 92121	San Diego, California 92130
(858) 633-0300	(858) 350-2300
From time to time after the effective date of the Registration Statement
(Approximate date of commencement of proposed sale to the public)
_____________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the Registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $18,400,000 of its securities. This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-255699) (the “Prior Registration Statement”), initially filed on April 30, 2021, as amended and declared effective by the Securities and Exchange Commission on May 18, 2022. The required opinion and consents are filed herewith. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

107*	Filing Fee Table.
____________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 12, 2022.

IMMUNITYBIO, INC.

By:	/s/ Richard Adcock
Richard Adcock
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Adcock	Chief Executive Officer, President and Director (Principal Executive Officer)	December 12, 2022
Richard Adcock

/s/ David C. Sachs	Chief Financial Officer (Principal Financial Officer)	December 12, 2022
David C. Sachs

/s/ Regan J. Lauer	Chief Accounting Officer (Principal Accounting Officer)	December 12, 2022
Regan J. Lauer

/s/ Patrick Soon-Shiong	Global Chief Scientific and Medical Officer and Executive Chairman of the Board of Directors	December 12, 2022
Patrick Soon-Shiong

/s/ Barry J. Simon	Chief Corporate Affairs Officer and Director	December 12, 2022
Barry J. Simon

Michael D. Blaszyk	Director	December 12, 2022
Michael D. Blaszyk

/s/ John Owen Brennan	Director	December 12, 2022
John Owen Brennan

/s/ Wesley Clark	Director	December 12, 2022
Wesley Clark

/s/ Cheryl L. Cohen	Director	December 12, 2022
Cheryl L. Cohen

Director
Linda Maxwell

/s/ Christobel Selecky	Director	December 12, 2022
Christobel Selecky